Exhibit 3.1

Filed with California Secretary of State of February 4, 1999

CERTIFICATE OF AMENDMENT

AND RESTATEMENT OF

ARTICLES OF INCORPORATION

HERITAGE COMMERCE CORP

John E. Rossell III and Rebecca A. Levey certify that:

1.           They are the duly elected and acting President and Chief Executive Officer, and Corporate Secretary, respectively, of the Corporation named above.

2.           The Articles of Incorporation are amended and restated in full to read as set forth in the attached Restated Articles of Incorporation of Heritage Commerce Corp.

3.           The amendments to the Articles of Incorporation were adopted for the purposes of (i) deleting Article III, which listed the Corporation’s initial agent for service of process, (ii) amending Article IV to reflect a stock split that was declared by the Corporation’s Board of Directors with respect to the shares of the Corporation’s Common Stock, and (iii) re-numbering the Articles of Incorporation to reflect the deletion of Article III.

4.           The above amendments have been approved by the Board of Directors of the Corporation.

5.           Pursuant to California Corporations Code Section 902(c) and (d), the approval of the above amendments by the shareholders of the Corporation was not required.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:           February 1, 1999                                                 /s/ John E. Rossell III
                                                                       John E. Rossell III
                                                                                                                    President and Chief Executive Officer

                                                                                                                                                        /s/ Rebecca A. Levey
                                                                                                                   Rebecca A. Levey
                                                                                                                   Corporate Secretary

RESTATED

ARTICLES OF INCORPORATION

OF HERITAGE COMMERCE CORP

ARTICLE I

The name of this Corporation is Heritage Commerce Corp

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

a. The total number of shares of stock that the corporation shall have authority to issue is 40,000,000 shares, which shall be divided into two classes as follows:  (a) 30,000,000 shares of Common Stock, and (b) 10,000,000 shares of Preferred Stock (hereinafter “Preferred Shares”).  Upon amendment of this Article III as set forth herein, each outstanding share of Common Stock is divided into one and one-half shares of Common Stock.

b. The Preferred Shares may be issued from time to time in one or more series.  The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series.  The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

ARTICLE IV

Any action required to be taken by shareholders of this corporation must be taken at a duly called annual meeting or a special meeting of shareholders of the corporation and no action may be taken by the written consent of the shareholders.

ARTICLE V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.  Any repeal or modification of this Articles, or the adoption of any provision of the Articles of Incorporation inconsistent with this Article, shall only be prospective and shall not adversely affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability.

ARTICLE VI

This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the limitations on excess indemnifications set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

Filed with California Secretary of State of June 29, 2001

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

HERITAGE COMMERCE CORP

Larry D. McGovern and Rebecca A. Levey certify that:

1.           They are the duly elected and acting Executive Vice President and Chief Financial Officer, and Corporate Secretary, respectively, of the corporation named above.

2.           The Restated Articles of Incorporation of this corporation are amended by adding thereto a new Article Seven, which shall read as set forth below:

ARTICLE VII

No holder of any class of stock of the corporation shall be entitled to cumulate votes at any election of directors of the corporation.

3.           The above amendment has been approved by the Board of Directors of the corporation.

4.           The above amendment was approved by the required vote of the shareholders of the corporation in accordance with Section 902 of the Corporations Code.  The total number of outstanding shares entitled to vote with respect to the amendment was 11,076,965 common shares.  The percent required to approve the above amendment was more than 50 percent of the outstanding common shares entitled to vote with respect to the amendment.

5.           The Common stock of Heritage Commerce Corp is registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Act of 1933 and is listed on the Nasdaq National Market under the symbol ‘HTBK’.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:                       San Jose, California                                                                                        /s/ Larry D. McGovern
   June 27, 2001                                                                                          Larry D. McGovern
 Executive Vice President
 and Chief Financial Officer

 /s/ Rebecca A. Levey
 Rebecca A. Levey
 Corporate Secretary

Filed with California Secretary of State of June 2, 2005

CERTIFICATE OF AMENDMENT

OF

ARTICLE OF INCORPORATION

OF

HERITAGE COMMERCE CORP

Larry D. McGovern and Rebecca A. Levey certify that:

1.           They are the duly elected and acting Executive Vice President and Chief Financial Officer and Secretary, respectively, of Heritage Commerce Corp, a California corporation.

2.           The Restated Articles of Incorporation of this corporation are amended by deleting in its entirely ARTICLE VII.

3.           The foregoing amendment of Restated Articles of Incorporation has been duly approved by the board of directors.

4.           The foregoing amendment of Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, Corporations Code.  The total number of outstanding shares entitled to vote with respect to the amendment was 11,788,426 common shares.   The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50%.  No shares of Series A Junior Participating Preferred Stock have been issued.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:                      May 26, 2005                                                                                                                  /s/ Larry D. McGovern
Larry D. McGovern
Executive Vice President
and Chief Financial Officer

/s/ Rebecca A. Levey
Rebecca A. Levey
Secretary

Filed with California Secretary of State of November 17, 2008

CERTIFICATE OF DETERMINATION

SERIES A JUNIOR PARTICIPATING PREFERRED SHARES

OF

HERITAGE COMMERCE CORP

Pursuant to Section 401 of the Corporations Code of the State of California:

We, Lawrence D. McGovern, Executive Vice President and Rebecca A. Levey, Secretary, of Heritage Commerce Corp, a corporation organized and existing under the laws of California (hereinafter called the “Corporation”) do hereby certify as follows:

1.           On October 25, 2001, the Board of Directors of the Corporation adopted a resolution designating 1,000,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock.

2.           A Certificate of Determination Series A Junior Participating Preferred Shares was filed with the California Secretary of State on November 1, 2001 creating the Series A Junior Participating Preferred Stock.

3.           No shares of Series A Junior Participating Preferred Stock have been issued.

4.           Pursuant to the authority conferred upon the Board the Directors by the Articles of Incorporation of the Corporation, the following resolution was duly adopted by the Board of Directors on November 12, 2008 to decrease the number of shares of “Series A Junior Participating Preferred Stock” to zero (0) and such series will no longer be in force or be an authorized series of Preferred Stock of the Corporation.

RESOLVED, that in order to implement the revocation of the series of Preferred Stock designated as “Series A Junior Participating Preferred Stock” in the Certificate of Determination filed with the California Secretary of State on November 1, 2001, the authorized number of shares of constituting “Series A Junior Participating Preferred Stock” shall be zero (0) and such series will no longer be in force or be an authorized series of Preferred Stock of Corporation.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:                      November 17, 2008                                                                                                         /s/ Larry D. McGovern
Larry D. McGovern
Executive Vice President

/s/ Rebecca A. Levey
Rebecca A. Levey
Secretary